Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares	Rule 457(o)		(1)		(2)		(3)(4)(5)	0.0001531

Total Offering Amounts								$100,000,000		0.0001531	$15,310
Total Fees Previously Paid											—
Total Fee Offsets											$15,310
Net Fee Due											$0

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), the shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(2) Not required to be included in accordance with General Instruction II.D of Form S-3 under the Securities Act.

(3) Not required to specify by each class of security in accordance with General Instruction II.D of Form S-3 under the Securities Act.

(4) No separate consideration will be received for common shares as may, from time to time, be issued upon conversion of preferred shares registered hereunder. No separate consideration will be received for preferred shares as may, from time to time, be issued upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, preferred shares.

(5) The aggregate public offering price of the securities registered hereunder will not exceed $100,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Medalist Diversified REIT, Inc.	S-3 S-3/A	333-257238	June 21, 2021 July 2, 2021	—	$15,310	(1)	Equity	Common Shares	—	$148,461,113	—
Fee Offset Sources	Medalist Diversified REIT, Inc.	S-3 S-3/A	333-257238	—	June 21, 2021 July 2, 2021	—		—	—	—	—	$15,310

(1)	With the filing of its Registration Statement on Form S-3 (File No. 333-257238) (the “Prior Registration Statement”), the registrant paid a registration fee of $ 16,365 (the “Unused Fee”) relating to the offer and sale of securities having a proposed maximum aggregate offering price of up to $150,000,000. On November 17, 2021, the registrant filed a prospectus supplement relating to the offer and sale of shares of common stock, par value $0.01 per share (“Common Stock”) with an aggregate offering price of $6,665,299, and 180,676 the shares of Common Stock were sold for $1,538,887. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting its filing fee for this Registration Statement by $15,310 (calculated at the fee rate in effect at the date of the Prior Registration Statement), which represents a portion of the registration fee previously paid with respect to the unsold shares securities that were registered pursuant to the Prior Registration Statement. The remaining $887.11 of the Unused Fee remains available to be applied to the filing fees payable in connection with future offerings by the Registrant. The Prior Registration Statement expired on July 27, 2024.